Landmark Bancorp, Inc. and Subsidiary

Table of Contents

Exhibit 99.2

Landmark Bancorp Inc. and Subsidiary
Consolidated Balance Sheets

	(unaudited)
	March 31, 2021	December 31, 2020

Assets

Cash and due from banks	$9,695,590	$3,521,183
Securities available-for-sale	53,374,523	57,565,451
Loans, net	312,803,198	290,322,900
Bank premises and equipment, net	4,788,884	4,579,239
Accrued interest receivable	1,011,929	1,071,043
Restricted equity investments	1,179,600	1,319,000
Deferred tax asset	676,716	377,946
Bank owned life insurance	7,197,890	7,163,312
Foreclosed and repossessed assets	603,892	636,547
Other assets	975,324	1,004,791

Total assets	$392,307,546	$367,561,412

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Noninterest-bearing	$104,399,069	$79,406,277
Interest-bearing:
Checking	56,376,576	52,003,089
Savings	82,387,134	80,900,933
Time	69,931,585	74,283,045

Total deposits	313,094,364	286,593,344

Short-term borrowings - FHLB	-	5,734,400
Borrowings under PPPLF	20,321,747	15,741,289
Obligations under secured borrowing arrangements	14,440,887	13,842,859
Long-term borrowings - FHLB	4,500,000	4,500,000
Securities sold under agreements to repurchase	1,043,439	1,511,044
Accrued interest payable	75,293	92,794
Obligation under finance lease	1,035,863	1,058,006
Other liabilities	2,255,150	2,300,360

Total liabilities	356,766,743	331,374,096

Shareholders' Equity
Preferred stock, $1 par value, authorized 4,000,000 shares;
no shares issued and outstanding	-	-
Common stock, $1 par value, authorized 10,000,000 shares;
2,382,695 and 2,381,695 shares issued at March 31, 2021 and
December 31, 2020, respectively	2,382,695	2,381,695
Additional paid-in capital	24,736,930	24,728,430
Retained earnings	7,512,450	7,341,069
Accumulated other comprehensive income	908,728	1,736,122

Total shareholders' equity	35,540,803	36,187,316

Total liabilities and shareholders' equity	$392,307,546	$367,561,412

Landmark Bancorp Inc. and Subsidiary
Consolidated Statements of Income
(unaudited)

	Three months ended
	March 31, 2021	March 31, 2020

Interest Income
Interest and fees on loans	$3,058,723	$2,869,184
Interest and dividends on investments	304,698	384,956

Total interest income	3,363,421	3,254,140

Interest Expense
Interest on deposits	218,961	737,036
Interest on other borrowings	145,172	137,669
Interest on finance lease obligation	14,446	15,629

Total interest expense	378,579	890,334

Net Interest Income	2,984,842	2,363,806

(Credit) Provision for Loan Losses	(10,907)	136,461

Net Interest Income After (Credit) Provision for Loan Losses	2,995,749	2,227,345

Noninterest Income
Credit card interchange and fee income	8,305	10,218
Mortgage fee income	68,948	113,655
Service charges on deposit accounts	67,437	69,742
Earnings on bank owned life insurance	34,578	35,846
Other loan fee income	4,419	196,322
Other income	65,250	31,026
Gain on sale of:
Securities available-for-sale	38,750	87,353
Foreclosed and repossessed assets	176,604	38,689

Total noninterest income	464,291	582,851

Noninterest Expenses
Salaries and employee benefits	1,296,998	1,399,131
Bank premises and equipment expenses	316,118	352,894
Professional fees and outside services	151,596	181,397
Data processing and communication	140,436	148,079
Business development	24,777	17,390
FDIC insurance	31,228	20,018
Director fees	64,600	57,300
Write downs on foreclosed and repossessed assets	-	118,683
Merger related expenses	747,035	-
Loan collection	20,406	44,291
Pennsylvania shares and other taxes	78,458	69,217
Correspondent fees	39,653	41,305
Other operating expenses	90,376	99,672

Total noninterest expenses	3,001,681	2,549,377

Income Before Provision for Income Taxes	458,359	260,819

Provision for Income Taxes	96,443	41,100

Net Income	$361,916	$219,719

Earnings Per Share
Basic	$0.15	$0.09
Diluted	$0.15	$0.09

Landmark Bancorp Inc. and Subsidiary
Consolidated Statements of Comprehensive (Loss) Income
(unaudited)

	Three months ended
	March 31, 2021	March 31, 2020

Net Income	$361,916	$219,719

Other Comprehensive (Loss) Income
Unrealized (loss) gain on securities available-for-sale	(1,008,583)	367,954
Less reclassifications included in gain on sale of
securities available-for-sale on the consolidated
statements of income	38,750	87,353

Net unrealized (loss) gain on securities available-for-sale	(1,047,333)	280,601

Tax effect (a)	219,939	(58,926)

Total other comprehensive (loss) income	(827,394)	221,675

Total Comprehensive (Loss) Income	$(465,478)	$441,394

(a) - includes provision for income taxes of $8,138 in 2021 and $18,344 in 2020 related to realized gains on sale of securities available-for-sale

Landmark Bancorp Inc. and Subsidiary
Consolidated Statements of Changes in Shareholders' Equity
(unaudited)

							Accumulated
					Additional		Other
	Common Stock		Treasury Stock		Paid-in	Retained	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Earnings	Income	Total

Balance, January 1, 2019	2,359,568	$2,359,568	(1,280)	$(16,640)	$24,479,290	$6,184,666	$345,129	$33,352,013

Net income	-	-	-	-	-	219,719	-	219,719

Other comprehensive income	-	-	-	-	-	-	221,675	221,675

Options exercised	4,000	4,000	-	-	38,400	-	-	42,400

Share-based compensation	2,366	2,366	1,280	16,640	37,835	-	-	56,841

Dividends on common stock ($.08 per share)	-	-	-	-	-	(189,274)	-	(189,274)

Balance, March 31, 2020	2,365,934	$2,365,934	-	$-	$24,555,525	$6,215,111	$566,804	$33,703,374

Balance, January 1, 2021	2,381,695	$2,381,695	-	$-	$24,728,430	$7,341,069	$1,736,122	$36,187,316

Net income	-	-	-	-	-	361,916	-	361,916

Other comprehensive loss	-	-	-	-	-	-	(827,394)	(827,394)

Options exercised	1,000	1,000	-	-	8,500	-	-	9,500

Dividends on common stock ($.08 per share)	-	-	-	-	-	(190,535)	-	(190,535)

Balance, March 31, 2021	2,382,695	$2,382,695	-	$-	$24,736,930	$7,512,450	$908,728	$35,540,803

Landmark Bancorp Inc. and Subsidiary
Consolidated Statements of Cash Flows
(unaudited)

	Three months ended
	March 31, 2021	March 31, 2020

Cash Flows From Operating Activities
Net income	$361,916	$219,719
Adjustments to reconcile net income to net cash provided by operating activities:
(Credit) provision for loan losses	(10,907)	136,461
Depreciation	127,525	128,084
Share based compensation	-	56,841
Amortization and accretion of investment securities, net	64,846	77,152
Gain on sale of securities available-for-sale	(38,750)	(87,353)
Gain on sale of foreclosed and repossessed assets	(176,604)	(38,689)
Write-downs on foreclosed and repossessed assets	-	118,683
Deferred income taxes	(78,831)	24,188
Earnings on bank owned life insurance	(34,578)	(35,846)
Change in:
Accrued interest receivable	59,114	(49,233)
Other assets	(290,847)	165,645
Accrued interest payable	(17,501)	(7,930)
Other liabilities	(45,210)	(380,413)

Net cash (used in) provided by operating activities	(79,827)	327,309

Cash Flows From Investing Activities
Securities available-for-sale:
Proceeds from principal paydowns, calls and maturities	2,578,749	1,774,798
Proceeds from sales	538,750	4,368,828
Purchases	-	(4,109,252)
Net change in loans	(22,469,391)	(3,632,081)
Net change in restricted equity investments	139,400	(446,300)
Purchase of bank premises and equipment	(16,856)	(114,520)
Proceeds from sale of foreclosed and repossessed assets	209,259	147,525

Net cash used in investing activities	(19,020,089)	(2,011,002)

Cash Flows From Financing Activities
Net change in deposit accounts	26,501,020	(7,407,473)
Net change in short-term borrowings	(5,734,400)	4,840,100
Net change in obligations under secured borrowing arrangements	598,028	1,323,022
Proceeds from PPPLF	13,223,947	-
Repayment of PPPLF	(8,643,489)	-
Net change in securities sold under agreements to repurchase	(467,605)	932,614
Repayment of obligation under capital lease	(22,143)	(20,960)
Proceeds from exercise of stock options	9,500	42,400
Cash dividends to shareholders, common stock	(190,535)	(189,275)

Net cash provided by (used in) financing activities	25,274,323	(479,572)

Increase (Decrease) in Cash and Cash Equivalents	6,174,407	(2,163,265)

Cash and Cash Equivalents, Beginning	3,521,183	5,268,310

Cash and Cash Equivalents, Ending	$9,695,590	$3,105,045

Landmark Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2021 (unaudited) and December 31, 2020

1.Nature of Operations and Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Landmark Bancorp, Inc. (Bancorp) and its wholly owned subsidiary, Landmark Community Bank (Bank) (collectively,
Company) after elimination of all significant intercompany balances and transactions.

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial information. They do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In the opinion of management, all normal recurring adjustments necessary for a fair presentation of the financial condition and results of operations for the periods have been included.

For additional information and disclosures under GAAP, refer to the Company’s audited financial statements for the year ended December 31, 2020.

Nature of Operations/Plan of Merger/Subsequent Event

The Company provides a full range of basic financial services to individuals, small businesses, municipal and corporate customers. Its primary market area is Luzerne County and Lackawanna County, Pennsylvania and surrounding counties. The Company's primary deposit products are demand deposits and interest-bearing time and savings accounts. It offers a full array of loan products to meet the needs of retail, commercial and municipal customers. The Company is subject to regulation by the Federal Reserve Bank of Philadelphia and the Pennsylvania Department of Banking and Securities.

On February 25, 2021, Fidelity D & D Bancorp, Inc. (Fidelity), the holding company for Fidelity Deposit and Discount Bank (Fidelity Bank) and NEPA Acquisition Subsidiary, LLC (Acquisition Subsidiary) and the Company jointly announced a definitive agreement and plan of reorganization pursuant to which Fidelity will acquire the Company. Upon the closing of the transaction, the Company will merge with and into the Acquisition Subsidiary, and subsequently, the Bank will merge with and into Fidelity Bank.

The merger was approved by the boards of directors and shareholders of both institutions and regulatory agencies and was completed July 1, 2021. Under the terms of the agreement, the Company’s shareholders received .272 shares of Fidelity common stock and $3.26 of cash for each share of the Company’s common stock they owned.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, the valuation of investment securities and other financial instruments, other-than-temporary impairment of investment securities and the valuation of deferred tax assets.

The Company's investment securities are comprised of a variety of financial instruments. The fair values and possible other-than-temporary impairment of these securities are subject to various risks including changes in the interest rate environment and general economic conditions. Due to the increased level of these risks and their potential impact on the fair values and the need to recognize other-than-temporary impairment of the securities, it is possible that the amounts reported in the accompanying consolidated financial statements could materially change in the near term.

Landmark Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2021 (unaudited) and December 31, 2020

In connection with the determination of the allowance for loan losses, management generally obtains independent appraisals for significant properties. While management uses available information to recognize general and unallocated losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

In assessing the need for a valuation allowance for deferred tax assets, the Company primarily considers its ability to generate taxable income in the future in determining whether it is more likely than not that the deferred tax assets will be realized.

Statement of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold.

Supplemental cash flow information is as follows:

Three Months Ended March 31
2021	2020

Interest paid	$268,328	$801,792
Income taxes paid	30,000	-

2.Investment Securities

The amortized cost and estimated fair value of investment securities available-for-sale are summarized as follows:

March 31, 2021
Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

U.S. government sponsored enterprises (GSE)	$5,539,921	$251,472	$-	$5,791,393
U.S. Treasury	1,978,639	113,002	-	2,091,641
U.S. government agency	286,238	6,690	-	292,928
Mortgage-backed, GSE-residential	16,762,963	523,603	6,988	17,279,578
State and political subdivisions	27,656,473	557,183	294,673	27,918,983

Total	$52,224,234	$1,451,950	$301,661	$53,374,523

Landmark Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2021 (unaudited) and December 31, 2020

December 31, 2020
Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

U.S. government sponsored enterprises (GSE)	$6,040,339	$328,907	$-	$6,369,246
U.S. Treasury	1,976,632	132,118	-	2,108,750
U.S. government agency	327,485	12,952	-	340,437
Mortgage-backed, GSE-residential	18,353,982	626,439	6,321	18,974,100
State and political subdivisions	28,169,390	1,108,217	12,228	29,265,379
Corporate bond	500,000	7,539	-	507,539

Total	$55,367,828	$2,216,172	$18,549	$57,565,451

Proceeds from the sale of securities available-for-sale were $538,750 and $4,368,828 for the three months ended March 31, 2021 and 2020, respectively. Gross gains of $38,750 in 2021 and $87,353 in 2020, respectively were realized on the sales. There were no gross losses in 2021 and 2020.

Investments with a fair value of approximately $28,913,000 and $32,900,000 were pledged as collateral for securities sold under agreements to repurchase and public deposits at March 31, 2021 and December 31,  2020,  respectively.

The amortized cost and fair value of debt securities at March 31, 2021, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because obligors may have the right to call or repay obligations with or without call or repayment penalties.

Amortized Cost	Fair Value

Due in less than one year	$3,498,482	$3,520,150
Due in one to five years	9,293,709	9,598,378
Due in five to ten years	7,644,966	8,019,123
Due after ten years	14,737,876	14,664,366
Mortgage-backed, GSE-residential	17,049,201	17,572,506

Total	$52,224,234	$53,374,523

The following tables present gross unrealized losses and fair value of investments aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

March 31, 2021
Less Than 12 Months		12 Months or More		Total
Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

Mortgage-backed, GSE-residential	$600,047	$6,988	$-	$-	$600,047	$6,988
State and political subdivisions	10,207,294	294,673	-	-	10,207,294	294,673

Total	$10,807,341	$301,661	$-	$-	$10,807,341	$301,661

Landmark Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2021 (unaudited) and December 31, 2020

December 31, 2020
Less Than 12 Months		12 Months or More		Total
Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

Mortgage-backed, GSE-residential	$882,790	$6,321	$-	$-	$882,790	$6,321
State and political subdivisions	3,500,920	12,228	-	-	3,500,920	12,228

Total	$4,383,710	$18,549	$-	$-	$4,383,710	$18,549

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis and more frequently when economic or market concerns warrant such evaluation. Consideration is given to the length of time and the extent to which the fair value has been less than cost, the financial condition, cash flows, interest rates, the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value and whether the Company expects to sell or could be required to sell the securities.

The Company had 21 securities in unrealized loss positions at March 31, 2021. The securities consist of general obligation municipal bonds, municipal revenue bonds and securities issued by U.S. government sponsored enterprises. The unrealized losses are considered to result from changes in interest rates and not from downgrades in the creditworthiness of the issuers. In analyzing an issuer's financial condition, management considers whether the securities are general obligation or revenue bonds, whether they are issued by the U.S. government or its agencies, whether downgrades by bond rating agencies have occurred and the results of reviews of the issuer's financial condition. The Company does not intend to sell these securities nor is it more likely than not that it will be required to sell these securities prior to recovery. No other-than-temporary impairment has been recognized in the three months ended March 31, 2021 and 2020.

3.Loans and Allowance for Loan Losses

Loans are summarized as follows:

March 31, 2021	December 31, 2020

Commercial loans:
Real estate	$172,351,927	$167,533,035
Commercial and industrial	50,096,933	39,449,771
Municipal and other	18,596,630	13,442,538
Residential mortgage	46,202,315	43,181,008
Consumer	29,434,387	30,779,871

Total gross loans	316,682,192	294,386,223

Deferred loan fees, net	(105,083)	(298,451)
Allowance for loan losses	(3,773,911)	(3,764,872)

Loans, net	$312,803,198	$290,322,900

Landmark Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2021 (unaudited) and December 31, 2020

In 2020, the Company elected to participate in the Payroll Protection Program (PPP) administered by the Small Business Administration (SBA).  This program was enacted as part of the Coronavirus, Relief, and Economic Security Act (CARES Act) in March 2020 to provide emergency economic relief to businesses impacted by the COVID-19 pandemic. These loans are fully guaranteed by the SBA and are eligible for forgiveness up to 100% of the loan and accrued interest balance if the borrowers meet specified requirements. These loans have terms from 2-5 years depending on date of origination, with interest at 1%. No payments are generally required until the SBA remits the loan forgiveness amount to the Company.

On December 27, 2020, the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act was enacted, extending the authority to make PPP loans through May 31, 2021, revising certain PPP requirements, and permitting second draw PPP loans. On March 11, 2021, the American Rescue Plan Act of 2021 was enacted expanding eligibility for first and second draw PPP loans and revising the exclusions from payroll costs for purposes of loan forgiveness.

The Company had PPP loans outstanding totaling $29,323,114 and $18,984,151 at March 31, 2021 and December 31, 2020, respectively, which are included in commercial and industrial loans.

At March 31, 2021, the Company had 660 PPP loans outstanding totaling $29,323,114, which represents a $10,338,963 increase from the 420 loans totaling $18,984,151 at December 31, 2020. From the beginning of the program through March 31, 2021, the Company received forgiveness or paydowns of $25,548,200 of the original PPP loan balances of $55,615,335 with $9,410,894 occurring during the three months ended March 31, 2021.

The SBA paid a fee to the Company to originate each PPP loan based on the amount of the loan. Such fees, net of deferred loan origination costs, are being recognized in interest income, as an adjustment of yield, over the life of the related loan. However, upon receipt of a loan’s SBA forgiveness payment, any remaining fee for the loan is fully recognized into income. During the three months ended March 31, 2021, the Company recognized $384,775 in net SBA fees from PPP loans.  There were no SBA fees recognized in the three months ended March 31, 2020. Net unearned fees attributed to PPP loans were $1,174,254 and $550,696 at March 31, 2021 and December 31, 2020, respectively.

Changes in the allowance for loan losses and related loan information as of and for the three months ended March 31, 2021 are as follows (in thousands):

Commercial
Real Estate	Industrial	Municipal and Other	Residential Mortgage	Consumer	Unallocated	Total

Allowance for loan losses:

Beginning balance, January 1, 2021	$2,572	$205	$68	$381	$395	$144	$3,765
Charge-offs	-	-	-	-	8	-	8
Recoveries	-	1	-	-	27	-	28
Provision for loan losses	67		33	33	(49)	(95)	(11)

Ending balance, March 31, 2021	$2,639	$206	$101	$414	$365	$49	$3,774

Individually evaluated for impairment	$2	$-	$-	$-	$-	$-	$2

Collectively evaluated for impairment	$2,637	$206	$101	$414	$365	$49	$3,772

Total loans receivable	$172,352	$50,097	$18,597	$46,202	$29,434	$-	$316,682

Individually evaluated for impairment	$493	$-	$-	$230	$-	$-	$723

Collectively evaluated for impairment	$171,859	$50,097	$18,597	$45,972	$29,434	$-	$315,959

Landmark Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2021 (unaudited) and December 31, 2020

Changes in the allowance for loan losses and related loan information as of and for the year ended December 31, 2020 are as follows (in thousands):

Commercial
Real Estate	Industrial	Municipal and Other	Residential Mortgage	Consumer	Unallocated	Total

Allowance for loan losses:

Beginning balance, January 1, 2020	$2,146	$231	$58	$209	$370	$-	$3,014
Charge-offs	(79)	-	-	-	(123)	-	(202)
Recoveries	1	3	-	-	131	-	135
Provision for loan losses	504	(29)	10	172	17	144	818

Ending balance, December 31, 2020	$2,572	$205	$68	$381	$395	$144	$3,765

Individually evaluated for impairment	$2	$-	$-	$-	$-	$-	$2

Collectively evaluated for impairment	$2,570	$205	$68	$381	$395	$144	$3,763

Total loans receivable	$167,533	$39,450	$13,442	$43,181	$30,780	$-	$294,386

Individually evaluated for impairment	$505	$-	$-	$244	$-	$-	$749

Collectively evaluated for impairment	$167,028	$39,450	$13,442	$42,937	$30,780	$-	$293,637

Changes in the allowance for loan losses for the three months ended March 31, 2020 are as follows (in thousands):

Commercial
Real Estate	Industrial	Municipal and Other	Residential Mortgage	Consumer	Un- allocated	Total

Allowance for loan losses:

Beginning balance, January 1, 2020	$2,146	$231	$58	$209	$370	$-	$3,014
Charge-offs	(29)	-	-	-	(6)	-	(35)
Recoveries	-	1	-	-	14	-	15
Provision (Credit) for loan losses	151	(8)	(2)	-	(4)	-	137

Ending balance, March 31, 2020	$2,268	$224	$56	$209	$374	$-	$3,131

The following table summarizes information on impaired loans:

As of and for the Three Months Ended March 31, 2021
Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized

With no related allowance recorded:
Commercial real estate	$454,379	$480,737	$-	$454,379	$4,034
Residential mortgage	230,298	401,848	-	230,298	-

Total	$684,677	$882,585	$-	$684,677	$4,034

With related allowance recorded:
Commercial real estate	$38,610	$38,610	$1,890	$38,610	$1,343

Landmark Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2021 (unaudited) and December 31, 2020

As of and for the Year Ended December 31, 2020
Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized

With no related allowance recorded:
Commercial real estate	$464,199	$488,939	$-	$448,188	$22,419
Residential mortgage	244,761	406,793	-	262,645	34,442

Total	$708,960	$895,732	$-	$710,833	$56,861

With related allowance recorded:
Commercial real estate	$40,215	$40,215	$2,132	$42,355	$2,673

The following table presents information on nonaccrual loans:

March 31, 2021	December 31, 2020

Commercial real estate	$59,184	$81,929
Commercial and industrial	50,000	-
Residential mortgage	209,664	244,761
Consumer	46,945	37,214

Total	$365,793	$363,904

The following tables present information by the Company's internal risk rating system:

March 31, 2021
Pass	Special Mention	Substandard	Doubtful	Loss	Total

Commercial loans:
Real estate	$160,254,488	$7,668,247	$4,429,192	$-	$-	$172,351,927
Commercial and industrial	49,610,546	219,239	267,148	-	-	50,096,933
Municipal and other	18,596,630	-	-	-	-	18,596,630
Residential mortgage	45,972,017	230,298	-	-	-	46,202,315
Consumer	29,415,197	19,190	-	-	-	29,434,387

Total	$303,848,878	$8,136,974	$4,696,340	$-	$-	$316,682,192

December 31, 2020
Pass	Special Mention	Substandard	Doubtful	Loss	Total

Commercial loans:
Real estate	$155,393,070	$7,683,587	$4,456,378	$-	$-	$167,533,035
Commercial and industrial	38,860,348	308,971	280,452	-	-	39,449,771
Municipal and other	13,442,538	-	-	-	-	13,442,538
Residential mortgage	42,936,247	244,761	-	-	-	43,181,008
Consumer	30,742,657	37,214	-	-	-	30,779,871

Total	$281,374,860	$8,274,533	$4,736,830	$-	$-	$294,386,223

Landmark Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2021 (unaudited) and December 31, 2020

The following tables present information on past due status:

March 31, 2021
30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total Financing Receivables	Recorded Investment≥ 90 Days and Accruing

Commercial loans:
Real estate	$199,165	$-	$-	$199,165	$172,152,762	$172,351,927	$-
Commercial and industrial	-	-	-	-	50,096,933	50,096,933	-
Municipal and other	-	-	-	-	18,596,630	18,596,630	-
Residential mortgage	-	-	114,935	114,935	46,087,380	46,202,315	-
Consumer	134,547	66,895	19,285	220,727	29,213,660	29,434,387	11,644

Total	$333,712	$66,895	$134,220	$534,827	$316,147,365	$316,682,192	$11,644

December 31, 2020
30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total Financing Receivables	Recorded Investment≥ 90 Days and Accruing

Commercial loans:
Real estate	$-	$-	$-	$-	$167,533,035	$167,533,035	$-
Commercial and industrial	-	-	-	-	39,449,771	39,449,771	-
Municipal and other	-	-	-	-	13,442,538	13,442,538	-
Residential mortgage	37,515	-	130,961	168,476	43,012,532	43,181,008	-
Consumer	400,684	91,460	32,307	524,451	30,255,420	30,779,871	8,494

Total	$438,199	$91,460	$163,268	$692,927	$293,693,296	$294,386,223	$8,494

The Company may grant a concession or modification for economic or legal reasons related to a borrower's financial condition that it would not otherwise consider. The resulting modified loan is identified as a TDR. The Company may modify loans through rate reductions, extensions of maturity, interest only payments, or payment modifications to better match the timing of cash flows due under the modified terms with the cash flows from the borrowers' operations. Loan modifications are intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. TDRs are considered impaired loans for purposes of calculating the Company's allowance for loan losses. The Company identifies loans for potential restructure primarily through direct communication with the borrower and evaluation of the borrower's financial statements, revenue projections, tax returns and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions and negative trends may result in a payment default in the near future.

There were no new loans the Company modified in the three months ended March 31, 2021 and 2020 that meet the criteria of troubled debt restructuring.

There were no TDR's that defaulted in the three months ended March 31, 2021 and 2020.

Landmark Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2021 (unaudited) and December 31, 2020

In 2020, the Company instituted a payment deferral program to assist borrowers experiencing financial hardship due to COVID-19 related challenges. This program was established in response to federal banking agencies guidance encouraging banks to work with borrowers that may be unable to meet their contractual obligations due to the effects of COVID-19. This guidance stated that short-term modifications (up to six months) made on a good faith basis in response to COVID-19 to borrowers who were current at the time of modification are not considered TDRs. In addition, section 4013 of the CARES provided that loan modifications related to COVID-19 on a loan that was current at December 31, 2019 are not considered TDRs. Modifications included principal, and principal and interest deferrals, generally for three to six months. Additional modifications were made as necessary. At March 31, 2021 there were no loans that remained on payment deferral.  There were $3,404,000 commercial real estate loans that were on payment deferral on December 31, 2020.

4.    Borrowings

In April 2020 the Federal Reserve Bank established the Paycheck Protection Program Liquidity Facility (PPPLF) to provide participating lenders with liquidity to originate PPP loans. Advances are collateralized by pools of PPP loans, bear interest at 0.35%, and carry a maturity date based on the underlying PPP loans. Advances are repaid as payments on the underlying PPP loans are received. The Company had $20,321,747 and $15,741,289 of PPPLF advances outstanding at March 31, 2021 and December 31, 2020, respectively, secured by equal amounts of outstanding PPP loans.

Obligations under secure borrowing arrangements were $14,440,887 and $13,842,859 at March 31, 2021 and December 31, 2020, respectively, and represent the balance of loan participations that did not qualify for sales accounting. The weighted average interest rate on these agreements was 3.07% and 3.14% at March 31, 2021 and December 31, 2020, respectively.

5.Earnings per Share

The following tables show the amounts used in computing earnings per share (EPS), the effects on income and the weighted average number of shares of dilutive potential common stock.

Three Months Ended March 31, 2021
Income (Loss) Numerator	Common Shares Denominator	EPS

Basic EPS
Net income	$361,916	2,382,573	$0.15

Dilutive effect of potential common stock
Exercise of options and warrants		10,000
Hypothetical share repurchase at $14.57		(7,637)

Diluted EPS	$361,916	2,384,936	$0.15

Landmark Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2021 (unaudited) and December 31, 2020

Three Months Ended March 31, 2020
Income (Loss) Numerator	Common Shares Denominator	EPS

Basic EPS
Net income	$219,719	2,365,471	$0.09

Dilutive effect of potential common stock
Exercise of options and warrants		11,915
Hypothetical share repurchase at $16.94		(7,640)

Diluted EPS	$219,719	2,369,746	$0.09

6. Fair Value Disclosures

Fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between unaffiliated market participants. A three-level hierarchy exists for fair value measurements based upon the inputs to the valuation of an asset or liability. The classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities;

Level 2 - Valuation is determined from quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument;

Level 3 - Valuation is derived from model-based and other techniques in which at least one significant input is unobservable and which may require significant management judgment or estimation, which may be internally developed.

The following table sets forth the Company's financial assets and liabilities measured at fair value on a recurring basis by level within the fair value hierarchy:

March 31, 2021
Total	Level 1	Level 2	Level 3

U.S. Treasury	$2,091,641	$-	$2,091,641	$-
U.S. GSE	5,791,393	-	5,791,393	-
U.S. government agency	292,928	-	292,928	-
Mortgage-backed, GSE residential	17,279,578	-	17,279,578	-
State and political subdivisions	27,918,983	-	27,918,983	-

Total	$53,374,523	$-	$53,374,523	$-

Landmark Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2021 (unaudited) and December 31, 2020

December 31, 2020
Total	Level 1	Level 2	Level 3

U.S. Treasury	$2,108,750	$-	$2,108,750	$-
U.S. GSE	6,369,246	-	6,369,246	-
U.S. government agency	340,437	-	340,437	-
Mortgage-backed, GSE residential	18,974,100	-	18,974,100	-
State and political subdivisions	29,265,379	-	29,265,379	-
Corporate	507,539	-	507,539	-

Total	$57,565,451	$-	$57,565,451	$-

All debt securities are measured at fair value using quoted prices from an independent third party that provides valuation services, such as matrix pricing, for similar assets, with similar terms in actively traded markets.

The following table presents the Company's financial assets and liabilities measured at fair value on a nonrecurring basis by level within the fair value hierarchy:

Total	Level 1	Level 2	Level 3

March 31, 2021
Impaired loans, discounted cash flows	$55,600	$-	$-	$55,600
Foreclosed and repossessed assets	603,892	-	-	603,892

December 31, 2020
Impaired loans, discounted cash flows	$61,810	$-	$-	$61,810
Foreclosed and repossessed assets	603,892	-	-	603,892

From time to time, the Company may record financial instruments, such as impaired loans and foreclosed and repossessed assets, at fair value on a nonrecurring basis.  Impaired loans that are collateral dependent are written down to fair value through partial charge-offs. Impaired loans that are not collateral dependent are written down to fair value based on discounted cash flows through the establishment of specific reserves.  Assets taken in foreclosure or repossession of defaulted loans are primarily comprised of commercial and residential real property and are measured at the lower of cost or fair value less costs to sell. Generally, fair value is based on appraisals performed by certified appraisers for real property and recent sales data for other assets. These values are generally adjusted based on management's knowledge of changes in market conditions or other factors and include estimated liquidation expenses. Management's assumptions include consideration of location and occupancy as well as condition of the property or asset. For impaired loans that are not collateral dependent (all of which are considered troubled debt restructurings), expected cash flows are discounted using the loan's original contract rate (7%-10%). At March 31, 2021, management adjustments to appraised values were 7.09% for foreclosed and repossessed assets. At December 31, 2020, management adjustments to appraised values ranged from 7% to 89% (weighted average of 32%) for foreclosed and repossessed assets. Since the adjustments may be significant, are based on management's estimates and are generally unobservable, they have been classified as Level 3.

Landmark Bancorp, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2021 (unaudited) and December 31, 2020

In addition to the disclosures of financial instruments recorded at fair value, GAAP requires the disclosure of the estimated fair value of all the Company's financial instruments. The majority of the Company's assets and liabilities are considered financial instruments. However, many of these instruments lack an available market. In addition, the Company's general practice and intent is to hold its financial instruments to maturity. The Company has considered the fair value measurement criteria as required under the accounting standard relating to fair value measurement as noted above. Fair value estimates have been determined based on the methodologies management considers most appropriate for each financial instrument.

The following are the recorded carrying amounts and estimated fair values of the Company's financial instruments (in thousands):

March 31, 2021
Carrying Amount	Estimated Fair Value	Level 1	Level 2	Level 3

Financial assets:
Cash and due from banks	$9,696	$9,696	$9,696	$-	$-
Securities available-for-sale	53,375	53,375	-	53,375	-
Restricted equity investments	1,180	1,180	-	1,180	-
Loans	312,803	316,425	-	-	316,425
Accrued interest receivable	1,012	1,012	-	1,012	-

Financial liabilities:
Deposits	313,094	294,612	-	294,612	-
Short-term borrowings -FHLB	-	-	-	-	-
Borrowings under PPPLF	20,322	20,322	-	20,322	-
Obligations under secured borrowing arrangements	14,441	14,818	-	-	14,818
Long-term borrowings - FHLB	4,500	4,599	-	4,599	-
Securities sold under agreements to repurchase	1,043	1,043	-	1,043	-
Accrued interest payable	75	75	-	75	-

December 31, 2020
Carrying Amount	Estimated Fair Value	Level 1	Level 2	Level 3

Financial assets:
Cash and due from banks	$3,521	$3,521	$3,521	$-	$-
Securities available-for-sale	57,565	57,565	-	57,565	-
Restricted equity investments	1,319	1,319	-	1,319	-
Loans	290,323	294,696	-	-	294,696
Accrued interest receivable	1,071	1,071	-	1,071	-

Financial liabilities:
Deposits	286,593	278,652	-	278,652	-
Short-term borrowings -FHLB	5,734	5,734	-	5,734	-
Borrowings under PPPLF	15,741	15,741	-	15,741	-
Obligations under secured borrowing arrangements	13,843	14,165	-	-	14,165
Long-term borrowings - FHLB	4,500	4,652	-	4,652	-
Securities sold under agreements to repurchase	1,511	1,511	-	1,511	-
Accrued interest payable	93	93	-	93	-